Exhibit 5.1

OPINION OF MASLON EDELMAN BORMAN & BRAND, LLP

August 25, 2014

Skyline Medical Inc.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Skyline Medical Inc., a Delaware corporation (the “Company”), in connection with registration on the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-________) (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), of the resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 66,592,247 shares (the “Shares”) of the Company’s common stock, $.01 par value, including (i) 15,807,692 shares (the “Preferred Conversion Shares”) issuable upon the conversion of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) held by certain of the Selling Stockholders, (ii)423,560 shares (the “Preferred Interest Shares”) to be issued as interest on shares of Preferred Stock held by certain of the Selling Stockholders, (iii) 25,661,075 shares (the “Note Conversion Shares”) issuable upon the conversion of convertible promissory notes held by certain of the Selling Stockholders (the “Notes”), and (iv) 24,699,919 shares (the “Warrant Shares”) issuable upon the exercise of warrants held by the Selling Stockholders (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that, in our opinion:

1. The Preferred Conversion Shares have been duly authorized and the Preferred Conversion Shares, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) upon the satisfaction of conditions set forth therein, will be validly issued, fully paid and nonassessable;

2. The Preferred Interest Shares have been duly authorized and the Preferred Interest Shares, when issued upon in accordance with the terms of the Certificate of Designation upon the satisfaction of conditions set forth therein, will be validly issued, fully paid and nonassessable;

3. The Note Conversion Shares have been duly authorized and the Note Conversion Shares, when issued upon conversion of the Notes in accordance with the terms of the Notes upon the satisfaction of conditions set forth therein, will be validly issued, fully paid and nonassessable; and

4. The Warrant Shares have been duly authorized and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants upon the satisfaction of conditions set forth therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MASLON EDELMAN BORMAN & BRAND, LLP